Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II)
IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and entered into as of the date of the last party to sign below (the “Effective Date”), by and between ACA CONCOURSE EAST UNIT 3 LLC, a Delaware limited liability company (“Landlord”) and CASTLE BIOSCIENCES, INC., a Delaware corporation (“Tenant”). Landlord and Tenant are sometimes individually referenced herein as “Party” and collectively as “Parties”.

R E C I T A L S :

A.    Landlord and Tenant entered into that certain Lease Agreement dated April 1, 2022 (the “Lease”), pursuant to which Landlord has leased to Tenant and Tenant leased from Landlord certain space in the Unit, which is located at Nova Place, Pittsburgh, Pennsylvania (the “Premises”).

B.    The Premises contains an agreed upon 20,856 rentable square feet of space for the first thirty-six months of the Term and will automatically expand on May 1, 2026 by incorporating an additional 23,821 rentable square feet of space for a total of 44,677 rentable square feet of space.

C.    Landlord and Tenant now desire to: (i) allow for the expansion of the Premises to occur prior to May 1, 2026; and (ii) modify various terms and provisions of the Lease, all as hereinafter provided.

D.    All capitalized terms when used herein shall have the same meanings given such terms in the Lease unless expressly superseded by the terms of this Amendment.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Expansion of Leased Premises. Pursuant to the Lease, the Premises will automatically expand on May 1, 2026 to incorporate an additional 23,821 rentable square feet of space (the “Expansion Space”), subject to Landlord’s performance of the Landlord’s Work (as defined in Section 5.1 and Exhibit C of the Lease). For avoidance of doubt, Landlord is only required to spend One Million Three Hundred Ten Thousand, One Hundred Fifty-Five and NO/100 Dollars ($1,310,155.00) on the Expansion Space (the “Landlord’s Expansion Work Cap”). The Parties desire the flexibility to incorporate the Expansion Space into the Premises before May 1, 2026 and to have Landlord begin the Landlord’s Work on the Expansion Space in order to accommodate this request. Therefore, as of the Effective Date, the Lease is amended as follows:

(a) Section 1.1, Floor Area of the Premises is hereby deleted in its entirety and replaced with the following:

“Floor Area of the Premises: Agreed to be 20,856 rentable square feet of space in the Unit, as hereafter defined, for the first thirty-six months of the Term. On the earlier of May 1, 2026 or the date Landlord notifies Tenant that Landlord’s Work regarding the Expansion Space (as defined in the First Amendment to Lease Agreement) is Substantially Complete (the “Expansion Date”), an additional 23,821 rentable square feet of space in the Unit shall be added to the Premises, so that the total rentable square feet of the Premises is 44,677 (“Expanded Premises”). As of the Expansion Date, all references to the “Premises” or the “Leased Premises” in the Lease shall be deemed to mean the Expanded Premises, unless such reference would be illogical or inconsistent with the provisions of the Lease. Landlord and Tenant shall execute a written instrument certifying the Expansion Date in the form attached hereto and incorporated herein as Exhibit B-1, within thirty (30) days after the Expansion Date, but the failure by either party to

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execute and deliver such memorandum shall have no effect on the Expansion Date, as herein above determined. Subject to Section 1.3(c) of the Lease, Landlord anticipates the Expansion Date shall be no later than one hundred eighty (180) days after receipt of a Building Permit for the Landlord’s Work related to the Expansion Space. Landlord shall promptly begin the Landlord’s Work for the Expansion Space upon receipt of written direction (which, notwithstanding anything to the contrary set forth herein, may be given by electronic mail only) from [***] of Tenant that Landlord should begin such Landlord’s Work.”

(b) The first sentence of Section 1.2(d) is deleted in its entirety and replaced with the following:

“Tenant shall be provided with forty-two parking passes until the Expansion Date and thereafter a total of eighty-nine (89) parking passes.”

(c) The last sentence of Section 2.2 is deleted in its entirety and replaced with the following:

“Therefore, Tenant’s Proportionate Share will be 15.99% until the Expansion Date and thereafter 34.25%.”

(d) The Basic Rent table set forth in Section 2.3 of the Lease will need to be revised based on the determination of the Expansion Date. The revised Basic Rent Table shall be set forth in the Confirmation of Amendment Provisions, the form of which is attached hereto and incorporated herein as Exhibit B-1.

(e) The following is added as a new sub-paragraph in Section 2.3:

“In the event that the Expansion Date is other than a first day of a calendar month, for purposes of calculating the Basic Rent payments owed pursuant to this Section 2.3 the “first month” of the Term after the Expansion Date shall be deemed to mean the number of days between the Expansion Date and the last day of such calendar month plus the next full calendar month.”

(f) The first sentence of Section 13.29(a) is deleted in its entirety and replaced with the following:

“(a) Grant of Option. Subject to the terms of Section 13.29(e) below, after the Expansion Date, in the event that all or any portion of the 11,663 rentable square feet of contiguous space in the Unit on the Terrace Level (the “Offered Space”) is available for lease by Landlord, and if Landlord intends to enter into a lease (the “Proposed Lease”) for such Offered Space with a third party (a “Proposed Tenant”), Landlord shall offer to Tenant the right to lease the applicable portion of the Offered Space upon all the terms and conditions of the Proposed Lease.”

(g) Exhibit A to the Lease is deleted in its entirety and replaced with Exhibit A-1 attached hereto and incorporated herein.

2.    Heating, Ventilating and Air Conditioning Services. Tenant desires to have the ability to provide heating, ventilating and air conditioning (“HVAC”) services on a 24 hours a day, 7 days a week basis, in addition to the Normal Business Hours set forth in Exhibit E of the Lease. As a result, the Parties need to memorialize how Tenant shall reimburse Landlord for the water related to such HVAC services. Therefore, the following is added to the end of Section 5.5 of the Lease:

“In accordance with the provisions of Exhibit E, Landlord shall provide reasonable heat and air conditioning to the Premises within the Unit’s Normal Business Hours. In the event that Tenant desires to utilize heat or air conditioning service outside of the Unit’s Normal Business Hours,

***Certain Confidential Information Omitted

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Tenant may do so, provided that Tenant reimburses Landlord for all costs to provide such service, including without limitation, Electric Charge and Water Charge (as defined below). The Premises shall be sub-metered by Landlord at Tenant’s sole cost and expense so that Tenant’s use of steam (which is converted to hot water for use in the HVAC system) and chilled water in connection with providing HVAC services to the Premises (“Water Charge”) outside of Normal Business Hours is documented. The Water Charge shall be determined by multiplying the total amount of water bill received by Landlord for water service supplied to the Unit (or portion thereof) containing the Premises, during the Term of this Lease by a fraction, of which (a) the numerator shall be the amount of water supplied to the Premises during the period covered by such water bill, as determined by Landlord's reading of the sub-meter, and (b) the denominator shall be the total amount of water supplied to the Unit (or such portion thereof) during the same period, as determined by the municipal or other utility supplying such water service. Landlord shall invoice Tenant periodically for amounts due for the Water Charge under this Section 5.5, but no less frequently than annually and no more frequently than monthly. Such invoices shall be accompanied by copies of the water bills and the water sub-meter readings on which they are based. The Water Charge shall be deemed Additional Rent under the Lease. Each such invoice for the Water Charge shall be paid by Tenant to Landlord within thirty (30) days after Tenant’s receipt thereof.”

3.    Confession of Judgment. Notwithstanding anything to the contrary set forth in the Lease, Tenant hereby agrees that IN ADDITION TO ANY AND ALL REMEDIES PROVIDED HEREUNDER OR BY LAW, FOR VALUE RECEIVED AND UPON ANY EVENT OF DEFAULT BY TENANT HEREUNDER, OR UPON TERMINATION OF THE TERM AND THE FAILURE OF TENANT TO DELIVER POSSESSION OF THE PREMISES TO LANDLORD, TENANT HEREBY EMPOWERS ANY ATTORNEY OF ANY COURT OF COMPETENT JURISDICTION TO APPEAR FOR TENANT AND, WITHOUT COMPLAINT FILED, EITHER IN ADDITION TO OR WITHOUT A JUDGEMENT FOR THE SPECIFIC AMOUNT OF RENT OR ACCELERATED RENT DUE UNDER THIS LEASE, TO APPEAR FOR TENANT, AND FOR ANY OTHER PERSONS CLAIMING UNDER, BY OR THROUGH TENANT, AND CONFESS JUDGEMENT, OR A SERIES OF JUDGEMENTS, FORTHWITH AGAINST TENANT AND SUCH OTHER PERSONS AND IN FAVOR OF LANDLORD, ITS SUCCESSORS AND/OR ASSIGNS, IN AN AMICABLE ACTION OF EJECTMENT FOR THE PREMISES, AND FOR COSTS OF SUIT AND ATTORNEY;S COMMISSION OF FIVE THOUSAND AND NO/100 DOLLARS ($5,000.00) AND WITH RELEASE OF ALL ERRORS, AND WITHOUT STAY OF EXECUTION, AND THE ENTRY OF JUDGEMENT UNDER THE FOREGOING WARRANT SHALL NOT EXHAUST THE WARRANT, BUT SUCCESSIVE JUDGEMENT MAY BE ENTERED THEREUNDER FROM TIME TO TIME AS OFTEN AS DEFAULTS OCCUR.

TENANT’S INITIALS: /S/ DM

4.    Broker. Landlord and Tenant each hereby represents and warrants to the other party that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment except CBRE, Inc., as Landlord’s agent, and Rise Pittsburgh, as Tenant’s agent (collectively, “Broker”) and that no other broker or agent is entitled to a commission or any other remuneration on account of this Amendment. Landlord agrees to pay any commission due Broker. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent in connection with this Amendment other than Broker.

5.    No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect and that, except as expressly amended hereby, the terms and conditions of the Lease are hereby ratified and confirmed. The Lease and this
Amendment, along with any exhibits or attachments, constitute the entire agreement between the parties relative to the Premises and there are no oral agreements or representations between the parties

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with respect to the subject matter hereof. The Lease, as amended by this Amendment, supersedes and cancels all other prior agreements and understandings with respect to the subject matter hereof. This Amendment shall be effective only upon the execution hereof by Landlord and Tenant.The parties acknowledge that this Amendment is drafted jointly and, for interpretation purposes, neither party is deemed the drafting party. The parties acknowledge that they have had the opportunity to have counsel review and explain the contents and effects of this Amendment and that they execute the same voluntarily, knowingly and with a full understanding of the legal effect hereof. In case suit shall be brought for any breach of or to interpret or enforce this Amendment by either party hereto, the prevailing party shall be entitled to a reasonable attorneys’ fees which shall be fixed by the Court, or in any compromise or settlement such attorneys’ fees shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Tenant hereby represents and warrants to Landlord that, to Tenant’s actual knowledge, Landlord is not in default of any of its obligations under the Lease, and that no events have occurred which, with the passage of time or the giving of notice, or either of them, would constitute a breach or default by Landlord under the Lease. Landlord hereby represents and warrants to Tenant that, to Landlord’s actual knowledge, Tenant is not in default of any of its obligations under the Lease, and that no events have occurred which, with the passage of time or the giving of notice, or either of them, would constitute a breach or default by Tenant under the Lease. Tenant hereby represents and warrants that as of the Effective Date, the Lease is in full force and effect, and is an enforceable obligation of Tenant, and that Tenant has no rights of offset, defenses or counterclaims to Landlord’s enforcement thereof.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their duly authorized representatives as of the Effective Date.

“TENANT”:		“LANDLORD”:
CASTLE BIOSCIENCES, INC.,		ACA CONCOURSE EAST UNIT 3 LLC,
a Delaware corporation		a Delaware limited liability company

By:	/S/ Derek Maetzold	By:	/S/ Alexander Leventhal
Name:	Derek Maetzold	Name:	Alexander Leventhal
Title:	President and CEO	Title:	Manager
Date:	3/20/2024	Date:	March 26, 2024

By:	/S/ Franklin Stokes
Name:	Franklin Stokes
Title:	CFO
Date:	February 26 2024

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EXHIBIT A-1 PREMISES

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EXHIBIT B-1 - CONFIRMATION OF AMENDMENT PROVISIONS

THIS CONFIRMATION OF AMENDMENT PROVISIONS (the “Agreement”), made and agreed as of the date of the last party to sign below by and between CASTLE BIOSCIENCES, INC. (“Tenant”) and ACA CONCOURSE EAST UNIT 3 LLC (“Landlord”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a certain Lease Agreement dated April 1, 2022 as amended by the First Amendment to Lease Agreement dated ____________, 2024 (collectively, the “Lease”) covering certain Premises in Unit 3 of the Nova Place Condominium located in Pittsburgh, Pennsylvania, as more particularly described in said Lease. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Lease.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1.    The Expansion Date of the Lease is , 202 . Any improvements required by the terms of the Lease to be made by Landlord, including the Landlord’s Work (as defined in the Lease) regarding the Expansion Space, have been completed to the satisfaction of Tenant in all respects in accordance with any plans and specifications approved by Tenant, and Landlord has fulfilled all of its duties under the Lease regarding such improvements.

2.    As of the Expansion Date, the Basic Rent Table set forth in Section 2.3 of the Lease shall be deleted in its entirety and replaced with the following:

Basic Rent Period	Basic Rent (per Basic Rent Period)	Monthly Basic Rent	Rate per r.s.f.
April 5, 2023-October 31, 2023	$37,800.00	$6,300.00	$3.62
November 1, 2023-insert actual dates & revise table based on Expansion Date			$28.62
insert actual dates & revise table based on Expansion Date			$29.20
insert actual dates & revise table based on Expansion Date			$29.78
insert actual dates & revise table based on Expansion Date			$30.34
insert actual dates & revise table based on Expansion Date			$30.94
insert actual dates & revise table based on Expansion Date			$31.56
insert actual dates & revise table based on Expansion Date			$32.19
insert actual dates & revise table based on Expansion Date			$32.84
insert actual dates & revise table based on Expansion Date			$33.49
insert actual dates & revise table based on Expansion Date			$34.17
insert actual dates & revise table based on Expansion Date			$34.84

3.    The Lease is in full force and effect and has not been modified, altered or amended except as follows: ____________________________________________________.

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4.    This Agreement, and each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto and their respective heirs, successors and assigns. A scanned signature hereon shall have the same force and effect as an original signature.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year of the last party to sign below.

“Landlord”:		“Tenant”:
ACA CONCOURSE EAST UNIT 3 LLC,		CASTLE BIOSCIENCES, INC.,
a Delaware limited liability company		a Delaware corporation

By:	FORM ONLY	By:	FORM ONLY
Name:	NOT FOR EXECUTION	Name:	NOT FOR EXECUTION
Title:	a Manager	Title:
Date:		Date:

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